UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

Shimmer Gold, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53446	71-1013330
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

360 Main Street, Washington, VA 22747		22747
(Address of Principal Executive Office)		(Zip Code)

(540) 675-3149
(Registrant’s telephone number, including area code

1709 Hampton Drive, Coquitlam, BC Canada V3E3C9
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01

Entry into a Material Definitive Agreement.

On December 31, 2009, Shimmer Gold, Inc. (the “Company”) entered into an agreement with Belmont Partners, LLC by which Belmont would acquired seven million one hundred thousand (7,100,000) shares of the Company’s common stock.  The transaction closed on January 25, 2010.  Following the transaction, Belmont Partners, LLC controls approximately 88.68% of the Company’s outstanding capital stock.

SECTION 2 - FINANCIAL INFORMATION

Item 2.01

Completion of Acquisition or Disposition of Assets.

The Company’s sole asset is a 100% undivided interest in certain placer claims, which are located on McLaren Creek in the Atlin Mining Division of British Columbia. These claims are in good standing until January 23, 2010. Exploration work with a minimum value of CDN$165 (or payment of a fee in life thereof) is required before January 23 of each year in order to maintain the claims in good standing for an additional year. The Company transferred all right and title to such claim to Shawn Balaghi, our President and Chief Executive Officer in exchange for a release of the Company’s obligations to him in the amount of $22,987.

Simultaneous with the closing described above, the Company satisfied in full, its accounts payable and accrued liabilities, including the liability of $22,987 to Shawn Balaghi, our President and Chief Executive Officer.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Simultaneous with the closing of the transaction, Joseph Meuse was appointed as a Director as well as President of the Company. On the same date, Rebecca Peniche, and Shahin Tabatabaei resigned as Officers and Directors of the Company. Sean Balghi remains on the Company’s Board of Directors.

Set forth below is certain biographical information regarding the new Director and Officer:

Appointment of Joseph Meuse:  Director and President of the Company.

Joseph Meuse, age 39, resides in Warrenton, VA.  Mr. Meuse has been involved with corporate restructuring since 1995.  He is the Managing Member of Belmont Partners, LLC and was previously a Managing Partner of Castle Capital Partners. Additionally, Mr. Meuse maintains a position as a Board Member of numerous public companies.  Mr. Meuse attended the College of William and Mary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Shimmer Gold, Inc.
(Registrant)

Date:	January 29, 2010	/s/Joseph Meuse
*Signature

President
Title